Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of 9F Inc. on Form F-1, as amended, of our report dated May 17, 2021 (December 27, 2021 as to the convenience translation described in Note 2), with respect to our audit of the consolidated financial statements of 9F Inc. and its subsidiaries as of and for the year ended December 31, 2020.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

January 13, 2022